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                                                                  EXHIBIT 10.3


                                                       (Massachusetts Employees)

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into to be effective as of December 1, 1999, by and between Lifef/x Networks, Inc. (the "Company"), a Delaware corporation doing business in Massachusetts, and Lucille
S.  Salhany ("Executive"), an individual residing in Dover, Massachusetts.

          The parties hereby agree as follows:

     1.   Employment; Term.
          ----------------

          (a) The Company hereby employs Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions contained in this Agreement. The term of Executive's employment hereunder (the "Employment Period") shall commence on December 1, 1999 (the "Effective Date") and shall continue for a period of two (2) years from and after the Effective Date, unless sooner terminated as hereinafter provided.

          (b) The Employment Period may be extended for two (2) successive one year periods by mutual written agreement of the parties hereto. If either party intends not to renew this Agreement upon the expiration of the Employment Period then in effect, such party shall give the other party notice of such intention not less than thirty (30) days prior to the expiration of such Employment Period. Failure to provide notice of such intention shall not constitute either a renewal of this Agreement or an extension of the Employment Period.

     2.   Duties.
          ------

          (a) During the Employment Period, Executive shall serve as the Chief Executive Officer and Co-President of the Company. Executive shall report directly to the Board of Directors of the Company. Executive shall faithfully perform for the Company the duties of Executive's office which shall include such duties of an executive, technical, managerial or administrative nature as may be specified and designated from time to time by the Board of Directors of the Company. Subject to Section 2(b) below, Executive shall devote substantially all of Executive's business time and effort to the performance of Executive's duties for the Company hereunder.

          (b) Notwithstanding anything to the contrary contained in Section 2(a) above, and subject to the provisions of Sections 9 and 14(a) and 14(b) and other applicable provisions hereof, Executive shall be permitted to engage as an officer, director, stockholder, employee and as a consultant in the management of J H Media, Inc., and in connection with Executive's other personal investments and business affairs, as further described in Section 14(b) hereof, provided that such activities do not, individually or in the aggregate, materially interfere or conflict with Executive's duties and responsibilities to the Company, as reasonably determined by the Chairman of the Board or the Board of Directors of the Company.
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     3.   Compensation.  Commencing on December 1, 1999, the Company shall pay
          ------------
to Executive a salary at an annual rate of $400,000. The salary payable pursuant to this Section 3 (the "Base Salary") shall be payable in accordance with the Company's payroll practices, as in effect from time to time. In addition to Executive's Base Salary, Executive shall be entitled to annual consideration for a bonus based on Executive's and the Company's performance, such bonus, if any, to be as determined by the Compensation Committee as a subcommittee of the Board of Directors, in its sole discretion.

     4.   Stock Option Grant.  Following the execution of this Agreement and
          ------------------
subject to the approval of the Board of Directors of the Company's parent company, Lifef/x, Inc. ("Parent"), the Company will cause Parent to grant Executive an option (the "Option") to purchase 1,952,459 shares of Parent's Common Stock, subject to the terms and conditions of Parent's stock option plan and agreements currently under development by Parent. Twenty percent (20%) of the Option will vest on the Effective Date and the balance will vest in equal quarterly installments over a period of two (2) years until fully vested. The Option exercise price shall be $1.50 per share. The unvested balance of stock options shall vest immediately in the event of the Executive's death or in the event of her Permanent Disability, as defined herein, or in the event her employment hereunder is terminated with the effect of the Company being obligated to pay the Severance Compensation described in Section 7(c) hereof.

     5.   Expenses; Benefits.
          ------------------

          (a) During the Employment Period, the Company agrees to reimburse Executive, in accordance with the Company's policies as in effect and as modified from time to time, for all reasonable and ordinary and necessary business expenses paid or incurred by Executive in connection with the performance of Executive's duties for the Company hereunder.

          (b) During the Employment Period, Executive shall be entitled to accrue vacation at a rate of 1.25 days per month for up to three weeks (i.e., fifteen days) of vacation annually, which vacation shall accrue at a rate of
1.25 days per month; provided that the maximum vacation accrual that Executive may have at any time shall be fifteen (15) days. Once the Executive has accrued the full fifteen (15) days vacation, all vacation accruals shall cease and shall not resume unless and until Executive uses enough vacation time to fall below the maximum accrual, at which point Executive shall start accruing vacation again from that date forward until the maximum is reached again.

          (c) During the Employment Period, Executive shall be entitled to participate in and enjoy the benefits of any health, life, or disability insurance, and of any retirement, pension, or profit-sharing plans, or other similar plan or plans which may be instituted by the Company for the benefit of its senior executive staff employees generally, upon such terms as may be therein provided from time to time, and as modified or terminated from time to time. During the initial six month period of this Agreement, the Executive shall be reimbursed for her reasonable expenses incurred for such fringe benefit purposes until such time as the Company has established its own plans and policies for such purpose. As each such plan or policy is established by the Company in its sole discretion, this reimbursement obligation shall terminate and be of no further legal force or

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effect. The failure of the Executive to satisfy any eligibility requirements of such plans or policies, waiting periods, or other requirements shall not increase the maximum reimbursement obligation of the Company hereunder.

          (d) During the Employment Period, the Company agrees to reimburse the Executive, in accordance with the Company's policies as in effect from time to time, the amount of $500 per month for automobile costs and expenses incurred by Executive in the course of the performance of her duties hereunder.

     6.   Termination.  Executive's employment hereunder may be terminated prior
          -----------
to the expiration of the Employment Period only as follows:

          (a)  Automatically in the event of the death of Executive;

          (b) At the option of the Company, by written notice to Executive or Executive's personal representative in the event of the Permanent Disability (as defined below) of Executive. As used herein, and subject to applicable law, the term "Permanent Disability" shall mean a physical or mental incapacity or disability which renders Executive unable to perform the essential functions of her position, as determined by the Company, for a period of not less than one hundred twenty (120) days in any calendar year. In the event that the Executive resumes the performance of substantially all of her duties hereunder before the termination of her employment under this subparagraph becomes effective, the notice of termination shall automatically be deemed to have been revoked. No compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Permanent Disability for periods following the date when such a termination of employment is effective. The Executive's rights under the benefit plans of the Company shall be determined under the provisions of those plans. At the request of the Company, Executive will submit to a medical examination by a physician acceptable to both parties for the purpose of permitting the Company to determine whether Executive is unable to perform the essential functions of her position;

          (c) At the option of the Company, by written notice to Executive upon the occurrence of any one or more of the following events:

               (i) any action by Executive constituting breach of fiduciary duty, fraud, embezzlement or theft in the course of Executive's employment hereunder;

               (ii) any conviction of or guilty plea or plea of nolo contendere by Executive involving a felony or misdemeanor involving moral turpitude, and which offense results in material harm to the Company, as determined by the Board of Directors of the Company in its sole and reasonable discretion;

               (iii) gross neglect or willful refusal by Executive to perform Executive's duties hereunder for a period of ten (10) days following notice thereof by the Company;

               (iv) material failure or refusal by Executive to comply with any valid and legal directive of the Board of Directors of the Company; or

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               (v)   a breach by Executive of any obligation under this
Agreement if the Company determines in its sole discretion that such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof by the Company to Executive.

          (d) At the option of Executive, by written notice to the Company at any time:

               (i) within one hundred twenty (120) days after the occurrence of a material breach of any material obligation under this Agreement by the Company if such breach is not curable or, if curable, is not cured within forty-five (45) days after written notice thereof by Executive to the Company; or

               (ii) within fifteen (15) days if the Company shall have failed to pay Executive the Base Salary on its due date in accordance with Section 3 and such failure shall not have been cured within fifteen (15) days of such failure; or

               (iii) subject to the terms and conditions of Section 4 hereof, as the result of the Company's material failure to issue its grant of the stock options agreed to herein; or

               (iv) in the event the Executive is requested by the Company to change the location of her regular place of employment by the Company to a location more than forty miles distant from the City of Cambridge, Massachusetts; or

               (v) in the event the Company initiates legal proceedings pursuant to this Agreement seeking enforcement against the Executive of the terms and conditions of Sections 8 or 9 hereof; or

               (vi) in the event Good Reason exists, such Good Reason to include only the following two listed circumstances, and in such event the Executive's employment with the Company may be regarded as having been constructively terminated by the Company, and the Executive may therefore terminate her employment for Good Reason and as a result thereof, and subject to the terms and conditions of this Agreement, thereupon become entitled to only the benefit of Subsection 9(e)(iv), if, before the end of her Employment Period, one or more of the following events shall occur (unless such event(s) applies generally to all senior management of the Company or unless the Executive shall have become Permanently Disabled):

                     (1) without the Executive's written consent, the assignment to the Executive of any duties or the reduction of the Executive's duties, either of which results in a significant diminution in the Executive's position or responsibilities with the Company in effect immediately prior to such assignment, and which is reasonably expected to continue for a period of at least one month, or the removal of the Executive from her position and her active and ongoing responsibilities and duties pursuant to this Agreement; or

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                     (2)   a material reduction by the Company in the kind or
level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall employee benefits package is significantly reduced.

          (e) The Company may terminate this Agreement at any time and for any reason or for no reason, subject to the Company's obligations under Section 7(c).

     7.   Effect of Termination.
          ---------------------

          (a) In the event of the Company's termination of Executive's employment hereunder prior to the expiration of the Employment Period for any reason, the Company shall have no liability or obligation to Executive other than as specifically set forth in this Section 7.

          (b) Upon the termination by the Company of Executive's employment hereunder pursuant to the provisions of Section 6(a), 6(b), or 6(c) hereof, or the termination by Executive of Executive's employment hereunder for any reason other than as set forth in Section 6(d), Executive (or Executive's heirs or legal representatives) shall be entitled to receive only such portion (if any) of the Base Salary as may theretofore have accrued but be unpaid on the date of such termination, plus any accrued and unpaid vacation pay which may be owing through the date of termination, plus in the event of the Executive's Permanent Disability hereunder, the Base Salary amount payable pursuant to Section 3 hereof for the period of time until the Company's disability insurance on the Executive becomes payable, such maximum period of time in any event not to exceed a maximum period of twelve months from the date of such disability.

          (c)  Upon the termination of Executive's employment hereunder either:
(i) by the Company for any reason other than pursuant to Sections 6(a), 6(b) or 6(c), including, without limitation, pursuant to Section 6(e), or (ii) by Executive pursuant to Section 6(d), then Executive shall be entitled to receive such portion of the Base Salary as may theretofore have accrued but be unpaid on the date of such termination and any accrued and unpaid vacation pay which may be owing through the date of termination, and the Company shall continue to pay to Executive, as severance compensation (the "Severance Compensation"), Executive's full Base Salary as provided in Section 3 above for the unexpired period of the term of the Employment Period set forth in Section 1(a) hereof.
At the option of the Company, the Severance Compensation shall be payable (i) at the same time as such compensation would have been paid to Executive had Executive not been so terminated, or (ii) in one lump sum within thirty (30) days of the termination of Executive's employment.

          (d) Upon the termination of Executive's employment hereunder for any reason, Executive shall immediately surrender to the Company all Company property in the possession, custody or control of Executive, including but not limited to any computer hardware, software, computer disks and/or data storage devices, as well as all notes, data, sketches, drawings, manuals, documents, records, data bases, programs, blueprints, memoranda, specifications, customer lists, financial reports, equipment and all other physical forms of expression incorporating or containing any Confidential Information (as

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defined in Section 8 hereof), it being distinctly understood that all such writings, physical forms of expression and other things are exclusive property of the Company.

     8.   Confidential Information and Inventions.

          (a) Executive recognizes and acknowledges that during the course of Executive's employment with the Company, Executive shall have access to Confidential Information. Subject to the terms and conditions of Section 2(b) and Section 14 hereof, "Confidential Information" means all information or material not publicly known about the Company, including, without limitation, any such information which relates to any of its products, services or any phase of its operations, business or financial affairs. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections and employee files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats and/or has an obligation to treat as confidential or designates as Confidential Information, whether or not owned or developed by the Company. Confidential Information shall not include any information which is or becomes (i) generally available to the public other than as a result of disclosure in violation of any agreement with the Company or (ii) generally known in the industry in which the Company is or may become involved other than as a result of disclosure in violation of any agreement with the Company. (The term "Company," as used in this Section 8, means not only Lifef/x Networks, Inc., but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Lifef/x Networks, Inc.)

          (b) Subject to the terms and conditions of Section 2(b) and Section 14 hereof, both during the Employment Period and at all times thereafter, all Confidential Information which Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period will be held confidential by Executive, and Executive will not (nor will Executive assist any other person to do so), directly or indirectly, (i) reveal, report, publish or disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the course of carrying out Executive's duties hereunder or as expressly authorized by the Company), (ii) render any services to any person, firm, corporation, association or other entity to whom any such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed by or at the instance of Executive, or (iii) use such Confidential Information except for the benefit of the Company and in the course of Executive's employment with the Company; provided, however that the foregoing will not apply to the extent Executive is required to disclose any Confidential Information by applicable law or legal process so long as Executive promptly notifies the Company of such pending disclosure and consults with the

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Company prior to such disclosure concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information.

          (c) Subject to the terms and conditions of Section 2(b) and Section 14 hereof, any inventions (as defined below) in whole or in part conceived, made or reduced to practice by Executive (either solely or in conjunction with others) during or after the Employment Period which are made through the use of any of the Confidential Information or any of the Company's equipment, facilities, supplies, trade secrets or time, or which relate to the Company's business or the Company's actual or demonstrably anticipated research and development, or which result from any work performed by Executive for the Company will belong exclusively to the Company and will be deemed part of the Confidential Information for purposes of this Agreement, whether or not fixed in a tangible medium of expression. The term "Inventions," as used herein, means any ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including, but not limited to, devices, processes, drawings, works of authorship, computer programs, software, source codes, object codes, interfaces and networks (and all components of the foregoing), methods and formulas together with any improvements thereon or thereto, derivative works therefrom and know-how related thereto.

               (i) Without limiting the foregoing, any such Inventions will. be deemed to be "works made for hire" and the Company will be deemed to be the owner thereof, provided that in the event and to the extent such works are determined not to constitute "works made for hire" as a matter of law, Executive hereby irrevocably assigns and transfers to the Company all right, title and interest in and to any such Inventions, including but not limited to all related patents, copyrights and mask works and all applications therefor and filings and notification with respect thereto.

               (ii) Executive acknowledges and agrees that she will keep and maintain adequate and current written records (in the form of notes, sketches, drawings or such other form(s) as may be specified by the Company) of all Inventions made by Executive during the Employment Period or thereafter (including but not limited to information relating to all Inventions which belong exclusively to the Company pursuant to the provisions of this Section 8(c)), which records will be available at all times to the Company and will remain the sole property of the Company. In the event that (A) any Invention is made, conceived of or reduced to practice by Executive, either solely or in conjunction with others, during the Employment Period, or (B) any Invention is made, conceived of or reduced to practice by Executive after the Employment Period which belongs exclusively to the Company pursuant to the provisions of this Section 8(c), Executive will promptly give notice and fully disclose in writing such Invention to the Chairman of the Board and the Board of Directors of the Company.

               (iii) Executive will assist the Company (at the Company's expense), either during or subsequent to the Employment Period, to obtain and enforce for the Company's benefit, patents, copyrights, and mask work protection in any country for any and all Inventions made by Executive, in whole or in part, the rights to which belong to or have been assigned to the Company pursuant to the provisions of Section 8(c) hereof.

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Executive will be compensated for such assistance at a reasonable rate not to exceed $800 per day for time accounted for and actually employed in such assistance. Executive agrees to execute all applications, assignments, instruments and papers and perform all acts as the Company or its counsel may deem necessary or desirable to obtain any patents, copyrights or mask work protection in such Inventions and otherwise to protect the interests of the Company therein. In the event the Company is unable to secure Executive's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, whether due to mental or physical incapacity or any other cause, Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Executive's agents and attorney-in- fact, to act for and in Executive's behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other right or protections with the same force and effect as if executed and delivered by Executive.

          (d) Subject to the terms and conditions of Section 2(b) and Section 14 hereof, all memoranda, notes, lists, records and other documents (and all copies thereof) constituting Confidential Information (including information relating to all Inventions which belong exclusively to the Company pursuant to the provisions of Section 8(c) above) made or compiled by Executive or made available to Executive during or after the Employment Period shall be the Company's property, shall be kept confidential in accordance with the provisions of this, Section 8 and shall be delivered to the Company at any time on request and in any event upon the termination of Executive's employment with the Company for any reason.

     9.   Covenant Against Competition.  Executive covenants and agrees that:
          ----------------------------

          (a) During the Non-Compete Period (as hereinafter defined), Executive shall not, directly or indirectly, in any Geographic Area (as hereinafter defined): (i) engage for Executive's own account in any business competitive with the Company Business (as hereinafter defined); (ii) render any services in any capacity to any person or entity (other than the Company or its Affiliates) engaged in any business competitive with the Company Business; or (iii) acquire an interest in any person or entity engaged in any business competitive with the Company Business (other than the Company) as a partner, shareholder, director, officer, employee, principal, manager, member, agent, trustee, consultant or in any other relationship or capacity; provided, however, Executive may own,
                                    --------  -------
directly or indirectly, solely as a passive investment, securities of any such entity which are traded on any national securities exchange if Executive (A) is not a controlling person of, or a member of a group which controls, such entity, and (B) does not, directly or indirectly, own 1% or more of any class of securities of such entity.

          (b) During the Non-Compete Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on behalf of himself or any other person or entity solicit or encourage any employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates, or hire any employee who has left the employment of the Company or any of its Affiliates within one

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

year of the termination of such employee's employment with the Company or any of its Affiliates.

          (c) During any portion of the Non-Compete Period during which Executive is not employed by the Company, Executive shall not, in any Geographic Area, and in connection with any business competitive with the Company's Business (as hereinafter defined), directly or indirectly, (i) solicit or encourage any customer or client of the Company to engage the services of Executive or any person or entity (other than the Company) in which Executive is a partner, shareholder, director, officer, employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity, or
(ii) accept orders or business from, or agree to provide services to, any customer or client of the Company, on behalf of Executive or any person or entity (other than the Company) in which Executive is a partner, shareholder, director, officer, employee, principal, member, manager, agent, trustee, consultant or engaged in any other relationship or capacity.

          (d) If any provision of Sections 8 or 9 is held to be unenforceable because of the scope, duration, area of its applicability or otherwise, it is the intention of the parties that the court making such determination shall modify such scope, duration or area, or all of them so that the provision shall be enforceable to the greatest extent permitted under the law, and that such provision shall then be applicable in such modified form.

          (e)  As used in this Agreement:

               (i)   "Affiliate" shall mean any entity directly or indirectly
                      ---------
controlling, controlled by, or under common control with the Company and any entity in which the Company is a general partner, member, manager or holder of greater than a 10% common equity, partnership or membership interest.

               (ii)  "Company Business" shall mean the business of the Company
                      ----------------
as so defined at the time of the signing of this Agreement, or at the time of a violation of this Section 9 is alleged to occur or, if such alleged occurrence is after Executive's employment is terminated, the business of the Company at the time such employment terminates.

               (iii) "Geographic Area" shall mean the world.
                      ---------------

               (iv)  "Non-Compete Period" shall mean the period during which
                      ------------------
Executive is employed by the Company and for an additional period of two years following the termination of Executive's employment with the Company. Such two year period following Executive's termination of employment shall be reduced to a one year period in the event the Executive's termination of employment by the Company occurs for no specific reason or in the event Executive terminates her employment with the Company for Good Reason, as defined in Section 6(d)(vi) hereof.

               (v)   "Control" with respect to any person, shall mean
                      -------
possession, direct or indirect, of the power to direct or cause the direction of the management and

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

policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise, and for example, including election of a majority of a board of directors of persons who simultaneously serve on another affiliated board of directors.

     10.  Enforcement by Injunction.  Executive acknowledges and agrees that the
          -------------------------
Company will be irreparably damaged if Executive fails to comply with the provisions of Sections 8 or 9 hereof, subject to the applicable terms and conditions of this Agreement, including Section 2(b) and Section 14 hereof. Accordingly, in the event of such a failure to comply with the terms and conditions of Sections 8 or 9 hereof, the Company shall be entitled to (i) an injunction or any other appropriate decree of specific performance (without the necessity of posting any bond or other security in connection therewith) in case of any breach or threatened breach of Executive's covenants under Sections 8 or 9, (ii) damages in an amount equal to all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive (or any associated party deriving such benefits including but not limited to any future employer of Executive) as a result of any such breach of Executive's covenants under Sections 8 or 9, and (iii) indemnification against any other losses, damages, costs and expenses, including actual attorneys' fees and court costs, incurred by the Company in obtaining any damages and/or injunctive relief Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of Sections 8 or 9 by Executive.

     11.  Notices.  Any and all notices or other communications required or
          -------
permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, or by facsimile, addressed to the parties at the addresses set forth below their signatures hereto (or at such other address as any party may specify by notice to all other parties given as aforesaid).

     12.  Indemnification.  The Company shall indemnify Executive and hold
          ---------------
Executive harmless from and against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees), and all actions, claims or proceedings in respect thereof, brought against Executive by any third party by reason of the fact that Executive is or was a director, officer or employee of the Company or any other business or entity for which Executive so serves at the written request of the Company, if Executive acted, in good faith, for a purpose which Executive reasonably believed to be in, or (in the case of service for such other business or entity) not opposed to, the best interests of the Company and, in criminal proceedings, in addition, had no reasonable cause to believe that Executive's conduct was unlawful; provided that the Company shall not be liable under this Section 12 to the extent that any loss, claim, damage, liability or expense: is found by a court of competent jurisdiction to arise (i) from the gross negligence or willful misconduct of Executive or (ii) out of or relate to Executive's acts or omissions, negligent or otherwise, relating to any of the outside business and investment activities of Executive described in
Section 2(b) above. In connection with the indemnity granted by the Company, Executive agrees (i) to notify the Company promptly of the assertion against Executive of any claims

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

or the commencement of any action or proceeding for which Executive may seek indemnity under this Agreement (provided that the failure to so notify the Company shall not affect the Company's obligations hereunder, except to the extent the Company is materially prejudiced by such failure); and (ii) reasonably to cooperate with the Company and counsel selected by the Company to represent Executive (which counsel shall be reasonably acceptable to Executive). Expenses (including reasonable attorneys' fees and disbursements) Executive incurs in defending any action, suit or proceeding shall be paid by the Company from time to time promptly upon Executive's written request in advance of the final disposition of the action, suit or proceeding upon presentation of vouchers or other evidence of the incurrence of the expense and upon receipt of an undertaking in writing by Executive to repay such amount if it shall ultimately be determined that Executive is not entitled to be indemnified thereunder.

     13.  Arbitration.  Any dispute or controversy arising under this Agreement
          -----------
or concerning Executive's employment with the Company (including, without limitation, any controversy as to the arbitrability of any dispute) including but not limited to any claims arising out of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and/or Massachusetts General Laws Chapter 151B, shall be settled exclusively by arbitration to be held in Boston, Massachusetts, before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect relating to the arbitration of employment disputes, provided, however, that any claims arising out of Sections 8, 9 and/or 10 of this Agreement shall be resolved through the courts. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties consent to the jurisdiction of the Massachusetts courts for that purpose.

     14.  Exclusions from Sections 8 and 9: Effect on Sections 2(a) and 2(b).
          ------------------------------------------------------------------

          (a) Notwithstanding anything contained in Section 8 or Section 9 hereof to the contrary, the activities of Executive in connection with her (1) investment activities as of the date this Agreement is signed or (2) activities as are not included within the scope of the Lifef/x internet technology related business plan of this Company, as such business plan is adopted in writing by the Board of Directors of this Company either before or within ninety (90) days after the date this Agreement is signed, and as it may be amended annually thereafter, shall to such extent not be deemed to be competitive with the Company's Business. In the event the Board of Directors of this Company fails for any reason or for no reason to adopt such a business plan, such Lifef/x business plan shall be deemed to be that plan set forth and described in the Company's Private Placement Memorandum dated October 29, 1999, as previously amended. In the event the Board of Directors fails to amend the business plan for any reason or for no reason at the end of the first calendar year, the business plan shall be that plan previously adopted pursuant to this Agreement's terms and conditions.

          (b) Subject to the terms and conditions of Sections 2(a) and 2(b) hereof, and Section 14(a) hereof, and other applicable provisions hereof, the Executive's personal activities and personal services in connection with J H Media, Inc., and her personal unrelated investment and business affairs shall not be deemed to be competitive with the

Company's Business in and of themselves, and such limited permitted activities shall not by themselves alone be deemed by the Company to be a failure by the Executive to comply with or to constitute the breach by the Executive of this Agreement or in particular the provisions of Section 2 hereof so long as such activities by Executive do not interfere with Executive's availability to the Company hereunder, and her performance of her full-time duties hereunder.

     15.  Miscellaneous.
          -------------

          (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

          (b) This Agreement shall not be assignable by Executive, but it shall be binding upon, and shall inure to the benefit of, Executive's heirs, executors, administrators and legal representatives. This Agreement may be assigned by the Company to any Affiliate of the Company or any successor to all or substantially all of the Company's Lifef/x technology and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

          (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (d) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein, unless the invalidity or unenforceability of such provision substantially impairs the benefits of the remaining portions of this Agreement.

          (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

          (f) This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one original.

          (g) This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed and enforced in accordance with the internal laws of said Commonwealth.

          (h) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

          (i) The Executive acknowledges that she has consulted with counsel and is fully aware of her rights and obligations under this Agreement.

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

          (j) The Executive represents and warrants that her employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or other business or investment relationship, and that she has previously satisfied all requirements of applicable law to be employed by the Company.

          (k) During her Employment Period, the Company agrees to use its reasonable best efforts to obtain and to pay for Directors and Officers Liability insurance from a solvent insurer in amounts and on terms which the Company in its sole discretion may establish from time to time, and to provide evidence of such insurance to the Executive once in each calendar year if requested in writing by the Executive to do so.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



/s/ Lucille Salhany                     Lifef/x Networks, Inc.
_______________________________
Lucille Salhany                         By: /s/ Michael S. Rosenblatt
36 Strawberry Hill Road                    ________________________________
Dover, Massachusetts 02030              Name: Michael S. Rosenblatt
                                             ______________________________
                                        Title: Chairman and Co-President
                                              _____________________________

                                        Name and Address:
                                        Michael S. Rosenblatt, Chairman and
                                        Co-President
                                        Lifef/x, Inc.
                                        c/o Cambridge Technology Partners
                                        8 Cambridge Center
                                        Cambridge, MA 02142

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